SALES MARKETING AND DISTRIBUTION AGREEMENT

AGREEMENT made, as of this 13th day of August, 1999 (the "Agreement") by and between Med Gen Inc., ("MGI") a corporation organized and existing under the laws of the State of Nevada having its principal address at 2501 Davie Road, Suite 230, Davie, Florida 33317 ("Med Gon Inc.") and Allergy Research Laboratories, LLC, 125 Promenade Court, Louisville, Kentucky 40223 a corporation organized under the laws of the Commonwealth of Kentucky ("Manufacturer" or "ARL")

W I T N E S S E T H:

     WHEREAS, MGI has represented to ARL that it wishes to obtain exclusive sales, marketing and distribution products to the existing Sneeze No More product, and;

     WHEREAS, MGI has, at its expense, produced an infomercial which It proposes to air nationally and/or internationally to promote the sales of ARL s existing product line, and;

     WHEREAS, ARL is desirous of sailing its existing product line and assigning its rights and duties under certain contractual obligation. to MGI, and;

     WHEREAS, ARL is willing to grant MCI an exclusive worldwide sales, marketing dnd distribution rights as set out herein.

     FOR GOOD AND VALUABLE CONSIDERATION AND IN EXCHANGE FOR THE
MUTUAL PREMISES CONTAINED HEREIN, IT IS HEREBY MUTUALLY AGREED AS
FOLLOWS:

1.   APPOINTMENT:

     (a) On the terms and conditions set forth below, and in consideration of the mutual Covenants contained herein, Manufacturer appoints MCI as its exclusive sales, marketing and distribution agent as more particularly explained in Exhibit A attached hereto and made a part of this Agreement. This Agreement pertains to the Sneeze No More product line end other products that ARL might so designate by addendum to this contract.

     (b) MGI agrees to pay ARL under the terms and conditions as set forth in the PRICE SCHEDULE that is made a part of this Agreement.

2.   CHARGEBACKS:

     Should the product be defective, or packaged defectively by ARL, then in that event, MGI will notify ARL in writing of such event and MCI return the product to ARL for full credit not to exceed the purchase price from ARL to MGI.

3.   TERRITORY:

     During the term of this Agreement, MGI may solicit orders for the Products from accounts worldwide and will have exclusive rights for sales, marketing and distribution as represented by this Agreement (see Exhibit A). Notwithstanding this grant of exclusivity, ARL has contractual commitments and obligations and reservations of certain markets as disclosed in Exhibit "A". ARL is willing to assign the Amway account to MGI by separate agreement which shall require MGI to indemnify and hold harmless ARL for the performance of its obligations thereunder.

4.   TERM AND TERMINATION:

     The term of this Agreement shall commence on the date above and continue in force until terminated pursuant to Paragraph 5.


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5.    TERMINATION:

      (a) No party may terminate this Agreement without giving the other party sixty (60) days written notice unless termination is caused by acts that would cause irreparable harm to either MGI or Manufacturer.

      (b) Notwithstanding the-provisions of subparagraph (a), either party may terminate this Agreement upon twenty-four (24) hours written notice if a trustee or receiver is appointed for or applied for by the other party, or if the other party ceases to function as a going business or to conduct operations in the normal course of business as contemplated by this Agreement.

      (c) Notwithstanding anything to the contrary, in this Agreement in the event of termination of this Agreement, for any reason, MCI shall be obligated to pay Manufacturer for any invoices outstanding and due.

6.    RESPONSIBILITIES OF MGI AND MANUFACTURER:

      MCI agrees that it will observe and strictly adhere to the following requirements: (1) no oral or written statement will be made to any prospective purchaser of Manufacturers products which is contrary to the facts end provisions set forth in the promotional material supplied to MCI from time to time by Manufacturer.

      Manufacturer agrees that it will supply MCI with documentation that will support the manufacturer claims and representations. Further, Manufacturer will hold MCI harmless for any actions, legal or otherwise, emanating from claims and representations made by Manufacturer to MGI and provided for in the documentation delivered to MCI supporting sold claims and representations. Manufacturer further agrees that it will pay all costs, including court costs and attorney's fees should MCI incur any judgment based upon finding that Manufacturers claims were false or misleading.

7.    MUTUAL IDEMNIFICATION:

      Manufacturer shall Indemnify and hold MGI harmless from and against any and all judgements which result claims, demands, loss or damage arising out of copyright and/or trademark infringement or impure, adulterated, mislabeled, misbranded or defective Products sold by ARL to MGI prior to or during the term of this Agreement or any other claim relating to the Product not directly caused by the negligence of MGI, including without limitation, reasonable expanses and/or attorneys fees expended by MGI in the defense of the claim which results in a judgment.

      MGL shall indemnify and hold Manufacturer free and harmless from and against any and all claims, demands, loss or damage in any way arising out of, or based upon claim, arising out of the actions that MCI might have made relating to the sale and/or distribution of products manufactured by ARL. Specifically, claims that are made and are not authorized by Manufacturer on Infomercials, radio broadcasts and other advertising materials produced, but not approved by Manufacturer including reasonable expenses and/or attorney s fees expended by Manufacturer in the investigation or defense of any claim.

8.    COMPETITORS REPRESENTED:

      MGI agrees that while this contract is in full force and effect, MGI will not offer for sale, distribution or otherwise market a like product.

9.    INDEPENDENT CONTRACTOR:

      MCI represents that It is an Independent Contractor and as such is not under the direct control of the Manufacturer. MGI agrees to pay for its own expenses and other related expenses and costs in the daily running of its business; and, unless, expressly provided for in a separate-agreement, such as industry conferences and conventions, the Manufacturer will not be made responsible for any of these expenses unless provided for in writing and signed by both parties.


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10.   RIGHT OF FIRST REFUSAL:

      ARL agrees to allow MGI the right of first refusal in the marketing/distribution and sales of any new products developed by the Manufacturer. MGI will be given three (3) months to produce a suitable marketing plan for the contemplated product(s).

11.   NOTICE:

      Any notice required herein to be given In writing shall be sent by regular or overnight mull or faxed to the other party as follows:

      If to Med Gen Inc.:
                             Med Gen Inc.
                             Attn: Paul S. Mitchell
                             2501 Davie Road, Suite 230
                             Davie, FL 33317

      If to Allergy Research Laboratories, LLC:

                             Allergy Research Laboratories, LLC
                             Attn: Ron Goodbub, President
                             P.0. Box 2606
                             Duluth, GA 30090

12.   COMPLIANCE WITH APPLICABLE LAW:

      The parties each agree that in performing their respective obligations under this Agreement, they will comply with all applicable federal, state and local statutes, rules and regulations.

13.   MISCELLANEOUS PROVISIONS:

      (a) Neither party to the Agreement is an agent, representative or employees of the other, but rather is an independent business and all obligations of any kind by either party are the sole obligations of the party incurring the obligation.

      (b) This Agreement shall be construed and interpreted in accordance with arid shill be governed by the laws of the Commonwealth of Kentucky.

      (c)  This Agreement is not assignable by either party.

      (d) The terms of this Agreement can only be changed amended or modified In writing signed by duly authorized individuals of both parties.

      (e) MGI and Manufacturer agrees that this Agreement end any applicable schedules will be the complete and exclusive statement of the Agreement, between the parties, superseding all proposals or prior agreements, oral or written, and all other communications between the parties relating to the subject matter hereof.

      (f) Both parties will initial each page of this Agreement, Including Schedule "A" and "B".

14.   FORCE MAJEURE:

      Neither party shall be considered to be in default In the performance of Its obligations under this Agreement, to the extent that the performance, of any much obligation is prevented or delayed by any cause, which is beyond the reasonable control of the affected party.


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15.   SALES FORECASTING:

      MGI shall communicate to ARL its best estimate of sales forecast as they become available. MGI end ARL recognize the difficulty In formulating such forecasts and ARL shall apprise MGI of its production capabilities. Presently MGI has estimated sales per week up to 250,000 units per week. ARL will need up to eight (8) weeks to establish production capacities at this higher range. The parties agree to work in concert during the term of this Agreement so that MGI can provide sufficient lead time to ARL in order for ARL to expand production requirements beyond those presently forecast.

16.   COUNTERPARTS:

      This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on each of the parties, notwithstanding that all the parties are not signatory to the original or the same counterpart.

Allergy Research                    Med Gen, Inc.
Laboratories, LLC

By:        Ron Goodbub              By:       Paul S. Mitchell
Title:     President                Title:    President
Signature: /s/Ron Goodbub           Signature:/s/Paul S. Mitchell
Date:      9/20/99                  Date:     9/17/99
Witness:   /s/                      Witness: /s/


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                            EXHIBIT A
                            ---------
                            Territory
                       Sales Number: LC-152


  Electronic Media: (Television, Radio, and Direct Sales-Mail Order)

       Exclusive worldwide distribution rights. Exceptions

1. Amway Contract assigned only during the term of this Agreement to MGI.

2. Those markets reserved to SF1, Inc. (the-Licensor) such as physicians, medical catalogues, etc. Specific markets excluded available on request.

3. Marketing through the internet or worldwide web shall be assigned to MGI during the term Agreement by separate agreement mutually satisfactory to both parties.


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                            EXHIBIT B
                            ---------
                          TERMS OF SALE

                            Price List
Item           Item Description             Size      Bottle w/sprayer
----------------------------------------------------------------------
10001          Sneeze No More-Plants        Pint         $3.15
20001          Sneeze No More-Cats            -            -
30001          Sneeze No More-Dogs            -            -
40001          Sneeze No More-Dust Mite       -            -
50001          Sneeze No More-Cockroach       -            -
60001          Sneeze No More-Mold &          -            -
                              Mildew

PRICE:    ARL guarantees all pricing for one year from date
of acceptance of this contract. Price includes 15 oz white bottle, front und back label (as provided). Liquid product as described on Label Cap. Packed 12 bottles in a cardboard box.

FRIEIGHT:   F.O.B. Factory (Louisville, KY)

ALLOWANCES AND QUANITITY DISCOUNTS: NONE

MINIMUM ORDER: Full Pallets consisting of 72 cases packed 12 pint bottles per box-Pallets may be mixed full cases of separate, product per box.

PAYMENT TERMS: 10% PRE-PAYMENT WITH ORDER. Balance due net
30 days. Unpaid balances over 30 days shell bear interest at the rate of 1-1.2% per month (18% per annum) and MGI shall be responsible for costs of collection including reasonable attorney s fees incurred by ARL to collect any unpaid balances.

WARRANTIES:   ARL warrants to the end user a money back
guarantee which it will honor upon proof of purchase and return to MGI by an end user. ARL's warranty is limited solely to the purchase price of the product to MGI and return of the product to ARL F.O.B. Manufacturer.

     The express warranty above is given in lieu of all other warranties, express or implied, whether statutory or otherwise. ARL shall not be liable for any damages whether in contract or tort. Damages are limited to the return of the purchase price as set out above. ARL shall not be liable for any other injury or loss, damage or expense whether direct or consequential, including but not limited to, loss of income, lost profits or loss of use.



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                            EXHIBIT C
                            ---------
                           TERMINATION


         The undersigned, John Ziglar individually and on behalf of Ziglar Marketing, hereby terminates the agreement executed on 7/15/99 between Allergy Research Laboratories, LLC and Ziglar
Marketing.

                                  /s/John Ziglar
                                  JOHN ZIGLAR

                                  ZIGLAR MARKETING

                              BY: /s/John Ziglar
                                  JOHN ZIGLAR